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EXHIBIT 99.2  FORM OF SUBSCRIPTION AGREEMENT FOR PUBLIC OFFERING

                             SUBSCRIPTION AGREEMENT





Ohio State Banchsares, Inc.
111 S. Main St.
Marion, Ohio  43302

 Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock, $10 par value (the "Shares"), of OHIO STATE BANCSHARES, INC., an Ohio corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Shares described in its Prospectus dated ____________, 1998. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus.")

        The undersigned agrees to purchase the Shares subscribed for herein for the purchase price of $47.00 per share and deliver to the Company a check made payable to "Ohio State Bancshares, Inc." in an amount equal to the aggregate purchase price of all Shares subscribed. The undersigned acknowledges receipt of a copy of the Prospectus.




__________________________________        ______________________________________
Number of Shares                          Please PRINT OR TYPE exact name(s) in
                                          which undersigned desires Shares to be
                                          registered.




___________________________________       ______________________________________
Total Subscription Price                  Signature of Investor
(at $47.00 per share)



                                          ______________________________________
                                          Signature of Joint Investor, if any


            DO NOT SEND PAYMENT FOR SUBSCRIPTION PRICE AT THIS TIME.